Exhibit 10.6

GLOBA TERRA ACQUISITION CORPORATION

382 NE 191st Street #952377	July 8, 2025

Miami, Florida 33179

Globa Terra Acquisition Corporation 382
NE 191st Street #952377
Miami, Florida 33179

Re:        Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Globa Terra Acquisition Corporation (the “Company”) and Globa Terra Management LLC (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(1)    Sponsor shall make available, or cause to be made available, to the Company, at 382 NE 191st Street #952377 Miami, Florida 33179 (or any successor location of Sponsor), certain office space, administrative and shared personnel support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor the sum of $15,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(2)     Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature page follows]

Very truly yours,

Globa Terra Acquisition Corporation

By:	/s/ Agustin Tristan Aldave
Name: Agustin Tristan Aldave
Title: Chief Executive Officer

[Signature Page to Administrative Services Agreement]

AGREED TO AND ACCEPTED BY:

Globa Terra Management LLC

By:	/s/ Agustin Tristan Aldave
Name: Agustin Tristan Aldave
Title: President and Secretary

[Signature Page to Administrative Services Agreement]